UNITED STATED
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                        Date of Report: November 22, 2002




                              UnitedGlobalCom, Inc.
               (Exact Name of Registrant as Specified in Charter)




   Delaware                         000-496-58                    84-1602895
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)                Identification #)
incorporation)




             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)




                                 (303) 770-4001
              (Registrant's telephone number, including area code)













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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     Loans to Directors and Executive Officers
     -----------------------------------------

     In 2000 and 2001, UGC Holdings, Inc., now a subsidiary of UnitedGlobalCom, made loans through a subsidiary to Michael T. Fries, Mark L. Schneider and John
F. Riordan, each of whom at the time was a director or an executive officer of UGC Holdings. The purpose of the loans was to enable these individuals to repay margin debt secured by common stock of UGC Holdings or its subsidiaries without having to liquidate their stock ownership positions in the company or its subsidiaries. Each loan is secured by certain outstanding stock options and phantom stock options issued by UnitedGlobalCom and its subsidiaries to the borrower, and certain of the loans are also secured by common stock of United and UPC held by the borrower. The loans are non-recourse to the borrower, except to the extent of any pledged collateral. The value of the collateral exceeded the amount of the loans when they were made, but as of the date hereof, the pledged collateral for each of these loans is worth less than the balance of such loans. The written documentation for these loans provides that they are payable on demand, or, if not paid sooner, on November 22, 2002.

     UnitedGlobalCom has notified each of these individuals that the loans became due and payable on November 22, 2002. The applicable loan documents give the lender discretion in exercising remedies, including the right to foreclose on the collateral beginning 30 days after the due date. Pursuant thereto, UnitedGlobalCom has informed the borrowers that it will exercise its remedies against the collateral for the loans if the loans have not been repaid in full by January 22, 2003.

     Resignation of Director
     -----------------------

     John Riordan resigned as a director of UnitedGlobalCom, Inc. on November 21, 2002. Mr. Riordan is currently Chief Executive Officer of United Pan-Europe Communications, N.V., a 53.1%-owned subsidiary of UnitedGlobalCom.


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UNITEDGLOBALCOM, INC.



                                          By:    /s/ VALERIE L. COVER
                                               ---------------------------------
                                                Valerie L. Cover
                                                Vice President and Controller
                                                (Principal Accounting Officer)

Date:  November 26, 2002

























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